UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2025

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2025 (the “Signing Date”), Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (collectively, the “Investors”). Pursuant to the Purchase Agreement, the Company has agreed to sell, and the Investors have agreed to purchase, in four closings, for an aggregate purchase price of $41 million, of which approximately $39.5 million will be paid in cash and approximately $1.5 million will be converted from a previous loan to the Company, (i) certain senior unsecured convertible notes in the aggregate original principal amount of $41 million (the “Unsecured Notes”), (ii) common stock purchase warrants (the “Common Warrants”) to purchase up to a number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), equal to the principal amount of Unsecured Notes issued at a Closing divided by $1.29, the initial conversion price under the Unsecured Notes, (iii) a number of shares of a newly designated class of the Company’s preferred stock to be known as the Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), equal to the lesser of (A) the number of shares of Common Stock into which the Unsecured Notes issued at a Closing are convertible (the “Conversion Shares”) and (B) the product of (1) such Investor’s Note Commitment Amount (as defined in the Purchase Agreement) divided by the aggregate Note Commitment Amounts for all Investors multiplied by (2) 9,000,000, and (iv) incremental note purchase warrants (the “Incremental Warrants”), exercisable for (A) senior unsecured convertible notes in the principal amount of Unsecured Notes issued at a Closing and substantially in the form of the Unsecured Notes (the “Incremental Notes”), (B) Common Warrants and (C) shares of Series B Preferred Stock. The first closing (the “First Closing”) is expected to occur on the tenth (10th) business day after the Signing Date and the second closing (the “Second Closing”) is expected to occur on the tenth (10th) business day following the First Closing. The third closing (the “Third Closing”) is expected to occur on the tenth (10th) business day following the later of (i) the effective date of the initial Registration Statement (as defined below) and (ii) the Stockholder Approval Event (as defined below). The fourth closing (the “Fourth Closing” and together with the First Closing, the Second Closing and the Third Closing, each a “Closing” and, collectively, the “Closings”) is expected to occur on the tenth (10th) business day following the Third Closing. All Closings are subject to the satisfaction of certain closing conditions, including but not limited to, the closing price of the Common Stock being equal or greater than $1.00 at the time of such Closing and no event of default existing under any outstanding Unsecured Notes. Also, pursuant to the Purchase Agreement, the Company has agreed to issue and sell up to an additional $10 million in Unsecured Notes if at any time prior to the First Closing, one or more additional Investors join the Purchase Agreement and agree to purchase such Unsecured Notes and associated Common Warrants, Incremental Warrants and shares of Series B Preferred Stock by executing and delivering to the Company a joinder agreement. The Notes, the Common Warrants, the Incremental Warrants, the Incremental Notes, the shares of Common Stock issuable upon exercise of the Common Warrants, the shares of Common Stock issuable pursuant to the terms of the Notes and the Incremental Notes and shares of Series B Preferred Stock are collectively referred to as the “Securities”.

Pursuant to the Purchase Agreement, the Company has agreed to file a Registration Statement with the Securities and Exchange Commission within 45 calendar days of the Signing Date, to register for resale all the shares of Common Stock issuable pursuant to the Unsecured Notes, the Incremental Notes, the Common Warrants and the Incremental Warrants, and seek effectiveness within 90 days following the Signing Date, and keep such Registration Statement effective at all times until no Investors owns any Unsecured Notes, Common Warrants, Incremental Notes, Incremental Warrants or shares of Common Stock issuable upon conversion or exercise thereof.

Placement Agency Agreement and Placement Agent Warrants

Univest Securities, LLC is acting as the sole placement agent in connection with the transaction (the “Placement Agent”), pursuant to a Placement Agency Agreement, dated as of March 21, 2025, by and between the Company and the Placement Agent (the “PAA”). Pursuant to the PAA, the Company has agreed to pay the Placement Agent a cash fee (the “Cash Fee”) equal to 8% of the gross proceeds received by the Company from the sale of the Securities at each Closing and upon each closing upon the exercise of any Incremental Warrants, to Investors introduced to the Company by the Placement Agent (the “PA Investors”) or 4% of the gross proceeds received by the Company from the sale of the Securities to all other Investors. At each Closing or each closing upon the exercise of any Incremental Warrants, the Company has agreed to issue to the Placement Agent common stock purchase warrants (the “PA Warrants”) exercisable for a number of shares of Common Stock equal to 7% of the aggregate number of shares of Common Stock issuable upon conversion of the Unsecured Notes or the Incremental Notes, respectively, issued by the Company to Investors at the applicable closing. The Company also agreed to reimburse the Placement Agent fees and out-of-pocket expenses, including the fees and expenses of Placement Agent’s counsel and due diligence analysis not to exceed $120,000 for the Closings and up to $60,000 upon the initial exercise of the Incremental Warrants.

The PA Warrants will have a term of five (5) years from the issuance date. The PA Warrants will be substantially similar to the Common Warrants. The PA Warrants issued at each Closing will have an exercise price equal to $1.548 per share and the PA Warrants issued upon the closing of the exercise of Incremental Warrants by the PA Investors will have an exercise price equal to 120% of the closing price of the Common Stock on the trading day prior to the date of such closing, subject to adjustment under certain circumstances described in the PA Warrants.

Unsecured Notes

Maturity Date; Interest.

Pursuant to the Unsecured Notes, interest will commence accruing on the date of issuance (the “Issuance Date”) at the interest rate of 10% per annum and will be computed on the basis of a 360-day year and twelve 30-day months and will be payable on a Conversion Date (as defined in the Unsecured Notes) with respect to the Conversion Amount (as defined in the Unsecured Notes) being converted on such Conversion Date, with any remaining accrued and unpaid interest payable on the fifth anniversary of the issuance date thereof (the “Maturity Date”) (each Conversion Date and Maturity Date, an “Interest Date”).

Interest will be payable to the noteholders on each Interest Date in shares of Common Stock, subject to certain conditions set forth in the Unsecured Notes; provided, however, that the Company may, at its option following notice to the noteholders, pay interest on any Interest Date in cash or in a combination of cash and shares of Common Stock. Prior to the payment of interest on an Interest Date, interest on the Unsecured Notes will accrue at the Interest Rate and will be payable by way of inclusion of the interest in the Conversion Amount on each Conversion Date, or upon any redemption, unless in the event of an event of default, in which case the interest rate of the Unsecured Notes will automatically be increased to 18% per annum (the “Default Rate”). In the event such default has been cured, the Default Rate will cease to be effective as of the calendar day immediately following the date of such cure; provided that the interest as calculated and unpaid at the Default Rate during the continuance of that certain default will continue to apply to the extent relating to the days after the occurrence of such default through and including the cure date of such default.

The Maturity Date may be extended by the noteholders under circumstances specified therein. On the Maturity Date, the Company must pay the noteholders an amount in cash representing all outstanding principal, accrued and unpaid interest on such principal and interest and accrued and unpaid Late Charges (as defined in the Unsecured Notes). Other than as specifically permitted by the Unsecured Notes, the Company may not prepay any portion of the outstanding principal and accrued, unpaid interest or accrued and unpaid Late Charges on principal and interest, if any.

Conversion; Conversion at Option of Holder

Each noteholder may convert all, or any portion, of the Unsecured Notes, at any time at such noteholder’s option, into shares of Common Stock, at an initial conversion price per share of $1.29 (the “Conversion Price”), subject to adjustment as provided in the Unsecured Notes, in an amount equal to 108% of the portion of the (i) principal, (ii) interest, (iii) accrued and unpaid Late Charges with respect to such principal and interest of the Unsecured Note and (iv) other amounts outstanding under the Unsecured Note to be converted, redeemed or otherwise with respect to which such determination is being made.

Adjustments of the Conversion Price

If on each day on which (i) a registration statement registering for resale by the Investors of the Common Stock issuable upon exercise and conversion, as applicable, of the Unsecured Notes, the Common Warrants, the Incremental Warrants and the Incremental Notes (the “Registration Statement”) becomes effective and the prospectus contained therein is available for use (the “Registration Adjustment Event”); (ii) the Fourth Closing occurs (the “Fourth Closing Event”); or (iii) the Company obtains stockholder approval in connection with the transactions contemplated by the Purchase Agreement (the “Stockholder Approval Event” and, together with the Registration Adjustment Event and the Fourth Closing Event, the “Adjustment Events”, and the date on which each Adjustment Event occurs, an “Adjustment Date”), the Conversion Price then in effect is greater than the Closing Bid Price (as defined in the Unsecured Notes) of the Common Stock on the trading day immediately prior to such Adjustment Date (each, an “Adjustment Price”), the Conversion Price will automatically be adjusted to the Adjustment Price.

Floor Price

The Floor Price of the Unsecured Notes is $1.048 per share of Common Stock, subject to the Company’s right to reduce, from time to time, to a price per share not contrary to the rules and regulations promulgated by the Nasdaq Stock Market LLC (“Nasdaq”) (and other adjustments for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

Alternate Conversion

Each noteholder may alternatively elect to convert the Unsecured Notes, at any time at such noteholder’s option, into shares of Common Stock at the “Alternate Conversion Price” equal to the lower of:

●	the Conversion Price then in effect; and

●	the greater of:

o	the Floor Price; and

o	the lowest volume weighted average price of the Common Stock during the five consecutive trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

Alternate Conversion Floor Amount

If on any Conversion Date, the Conversion Price then in effect would have otherwise been lower than the Floor Price then in effect, the Company is required to pay to each noteholder an amount in cash equal to the product obtained by multiplying (A) the higher of (1) the highest price of the Common Stock on the trading day immediately preceding the applicable Conversion Date and (2) the applicable Alternate Conversion Price, and (B) the difference between (1) the number of shares the noteholder would have received at the Conversion Price as it would have been adjusted notwithstanding the Floor Price and (2) the Floor Price. Alternatively, the Company may, at its option, increase the then outstanding principal amount of the applicable Unsecured Note by such amount.

Limitations on Conversion

Beneficial Ownership Limitation. A noteholder does not have the right to convert any portion of an Unsecured Note to the extent that, after giving effect to such conversion, the noteholder (together with certain related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”), of shares of Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the noteholder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

Exchange Cap Limitation. Unless the Company obtains the approval of its stockholders in accordance with Nasdaq Listing Rules 5635(d) (19.99% of the outstanding shares of Common Stock on the Signing Date) will be issuable upon conversion or exercise, as applicable, or otherwise pursuant to the terms of the Unsecured Notes or the Incremental Warrants, as applicable.

Redemption Rights

Company Optional Redemption. The Company has the option to redeem the Unsecured Notes at a 10% redemption premium to the greater of (i) the shares of Common Stock then outstanding under the Unsecured Notes and (ii) the equity value of Common Stock underlying the Unsecured Notes. The equity value of Common Stock underlying the Unsecured Notes is calculated using the greatest closing sale price of the Common Stock during the period commencing on the date immediately preceding notice of such redemption and ending on the trading day immediately prior to the date the Company makes the entire payment required to be made for such redemption.

Bankruptcy Event of Default Mandatory Redemption. Upon any bankruptcy event of default, the Company must immediately redeem in cash all amounts due under the Unsecured Notes at a 25% premium unless the noteholder waives such right to receive such payment.

Common Warrants

The Common Warrants are exercisable immediately upon issuance, and will have a term of five years from such date and an initial exercise price of $1.548 (the “Exercise Price”), which may be adjusted to the lower of (i) $1.048 and (ii) 120% of the Closing Bid Price of the Common Stock on the trading day ended immediately prior to such Adjustment Date upon Adjustment Events and other certain adjustments as described in the Common Warrants.

Limitations on Exercise. A Common Warrant holder will not have the right to exercise any portion of the Common Warrants to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of the Maximum Percentage of shares of Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the Common Warrant holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

Series B Preferred Stock

Each Investor will be issued at the First Closing a number of shares of Series B Preferred Stock equal to the lesser of (i) the number of Conversion Shares held by such noteholder and (ii) the product of (x) such noteholder’s Commitment Percentage (as defined in the Purchase Agreement) multiplied by (y) 9,000,000 (the “Series B Preferred Cap”). In each of the Second Closing, the Third Closing and the Fourth closing, each noteholder will be issued a number of shares of Series B Preferred Stock equal to the lesser of (i) the number of Conversion Shares into which such noteholder’s Unsecured Note issued in such Closing is convertible and (ii) the product of (x) such noteholder’s Commitment Percentage multiplied by (y) the Series B Preferred Cap minus the aggregate number of shares of Series B Preferred Stock held by such noteholder.

In the event that an adjustment of the Conversion Price pursuant to the terms of the Unsecured Notes results in an increase in the number of Conversion Shares, the Company will issue to each noteholder a number of shares of Series B Preferred Stock equal to the number of such additional Conversion Shares, to the extent such additional Conversion Shares of each noteholder, in the aggregate, is not in excess of the number of authorized but unissued shares of the Company’s preferred stock as of the Signing Date without the approval of the Company’s stockholders to increase the number of authorized shares of the Company’s preferred stock, provided that the Company may, in its sole discretion, increase the Series B Preferred Cap as set forth in the Purchase Agreement, subject to approval of the Company’s stockholders.

Certificate of Designation

The Company has agreed to file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock (the “Certificate of Designation”) to designate 9,000,000 shares of the Company’s authorized and unissued preferred stock as Series B Preferred Stock prior to the First Closing. The Certificate of Designation will become effective upon its filing with the Delaware Secretary of State and establishes the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Series B Preferred Stock as summarized below.

Convertibility. The shares of Series B Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

Dividends. The shares of Series B Preferred Stock will not be entitled to receive dividends.

Voting. Each share of Series B Preferred Stock will have one vote on all matters submitted to a vote of the stockholders of the Company.

Rank; Liquidation. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series B Preferred Stock will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to (a) (i) the aggregate outstanding principal amount of such Investor’s Unsecured Notes minus (ii) the amount received by such Investor from the Company pursuant to such Investor’s Unsecured Notes in connection with such liquidation divided by (b) the number of shares of Series B Preferred Stock held by such Investor at the time of such liquidation.

Transfer Restrictions. The shares of Series B Preferred Stock will not be transferred at any time without the prior written consent of the Board.

Redemption. Upon each conversion of an Unsecured Note or an Incremental Note by a holder of Series B Preferred Stock, a number of shares of Series B Preferred Stock equal to the number of shares of Common Stock received by such noteholder upon conversion of such noteholder’s Unsecured Note or Incremental Note shall automatically be redeemed by the Company for no consideration, without any further action by the Company or such noteholder, and such redeemed shares shall no longer be deemed to be outstanding.

Incremental Warrants

The Incremental Warrants will be exercisable immediately upon issuance and will have a term of five (5) years from the Signing Date. The Investors may exercise the Incremental Warrants, in whole or in part, for (i) Incremental Notes, (ii) Common Warrants to purchase a number of shares of the Common Stock equal to the quotient of the Note Commitment Amount of such Investor’s Incremental Note divided by the Conversion Price thereof, and (iii) a number of shares of Series B Preferred Stock equal to the lesser of (1) the number of Conversion Shares into which such Investor’s Incremental Note is convertible and (2) the product of (x) such Investor’s Commitment Percentage multiplied by (y) the Series B Preferred Cap minus the number of shares of Series B Preferred Stock then owned by such Investor.

Incremental Notes

The Company may issue Incremental Notes in an aggregate original principal amount equal to the principal amount of Unsecured Notes issued in the Closings to the Investors assuming all Closings occur and full exercise of the Incremental Warrants. The Incremental Notes will be substantially in the form of the Unsecured Note and each Incremental Note will mature five (5) years from its issuance date.

The issuance and sale of the Securities will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

The Purchase Agreement and certain other transaction documents have been attached as exhibits to this Current Report on Form 8-K to provide information regarding their terms. They are not intended to provide any other factual information about the parties to the transaction documents or any of their respective affiliates. The representations, warranties and covenants contained in the transaction documents were made only for the purposes of such transaction documents and as of specified dates, were solely for the benefit of the parties to such transaction documents and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the transaction documents instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to securityholders. Securityholders are not third-party beneficiaries under the transaction documents. Accordingly, they should not rely on the representations, warranties and covenants contained in the transaction documents or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties or any of their respective affiliates.

The foregoing summaries of the Purchase Agreement, the Unsecured Notes, the Common Warrants, the Incremental Warrants, the Incremental Notes, the Placement Agency Agreement, the Placement Agent Warrant and the Certificate of Designation and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 10.1, 4.3, 4.1, 4.2, 4.4, 10.2, 4.5 and 3.1, respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On March 24, 2025, the Company issued a press release with respect to the transactions set forth in Item 1.01 of this Current Report on Form 8-K. A copy of such press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock

4.1	Form of Common Warrant

4.2	Form of Incremental Warrant

4.3	Form of Unsecured Note

4.4	Form of Incremental Note (see Exhibit 4.3)

4.5	Form of Placement Agent Warrant

10.1	Securities Purchase Agreement, dated March 21, 2025, by and among Faraday Future Intelligent Electric Inc. and the parties thereto.

10.2	Placement Agency Agreement, dated March 21, 2025, by and between Faraday Future Intelligent Electric Inc. and Univest Securities, LLC.

99.1	Press release dated March 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: March 24, 2025	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer